UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  January 19, 2005


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


         Delaware                     1-2691               13-1502798
 (State of Incorporation)   (Commission File Number)     (IRS Employer
                                                        Identification No.)


4333 Amon Carter Blvd. Fort Worth, Texas               76155
 (Address of principal executive offices)            (Zip Code)


                          (817) 963-1234
                 (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02  Results of Operations and Financial Condition and Item
8.01  Other Events

American Airlines, Inc. (American)is filing herewith a press release issued on January 19, 2005 by its parent company, AMR Corporation
(AMR), as Exhibit 99.1 which is included herein. This press release was issued to report AMR's fourth quarter and full year 2004 results results and includes American's fourth quarter and full year 2004 results.


Item 9.01  Financial Statements and Exhibits

          (c)  Exhibits

                    Exhibit 99.1 Press Release of AMR dated January 19, 2005






                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  January 19, 2005





















                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release
































                                        Exhibit 99.1


                              CONTACT: Al Becker
                                       Corporate Communications
                                       Fort Worth, Texas
                                       817-967-1577
                                       corp.comm@aa.com

FOR RELEASE: Wednesday, Jan. 19, 2005

Editor's Note: A live Webcast reporting fourth quarter results will be broadcast on the Internet on Jan. 19 at 2 p.m. EST.
(Windows Media Player required for viewing.)

          AMR CORPORATION REPORTS A FOURTH QUARTER LOSS
        OF $387 MILLION -- ENDS QUARTER WITH $3.4 BILLION
          IN CASH AND SHORT-TERM INVESTMENTS, INCLUDING
              A RESTRICTED BALANCE OF $478 MILLION

  Results Reflect Low-Fare And High Fuel-Price Environment That
                 Plagued Entire Industry In 2004

American Continues Intense Focus On Cutting Costs, Increasing Revenues


     FORT WORTH, Texas -- AMR Corporation, the parent company of American Airlines, Inc., today reported a net loss of $387 million in the fourth quarter, or $2.40 per share. This compares to last year's fourth quarter loss of $111 million, or $0.70 per share. For the year, AMR posted a net loss of $761 million, compared to 2003's loss of $1.2 billion.
  AMR's fourth quarter 2004 and 2003 results include a handful of special items, both gains and losses. Fourth quarter 2004 special items totaled a net gain of $86 million, or $0.54 per share, and primarily included a $146 million gain on the sale of American's interest in Orbitz, $42 million in severance charges, and $21 million in aircraft charges. Fourth quarter 2003 special items totaled a net charge of $16 million, or $0.11 per share. For the full year, special items totaled a net gain of $135 million in 2004, and a net gain of $265 million in 2003.
 "As expected, the fourth quarter proved to be a disappointing end to a very difficult year," said AMR Chairman and CEO Gerard Arpey. "AMR's results for the fourth quarter of 2004 reflect the economic woes that plagued the airline industry throughout 2004 - in particular, high fuel prices and a tough revenue environment."
     During the quarter, Arpey said, the company paid 59 cents, or 67 percent, more per gallon of fuel than it did during the same period in 2003. That translated into $477 million in

                           -- more --
incremental fuel costs, which added about one cent to AMR's cost per available seat mile of 10.69 cents. For the entire year, higher fuel prices cost AMR $1.1 billion. "Unfortunately, low fares and the continuing high price of fuel are masking a lot of the progress we have made in reducing costs," he said.
     Meanwhile, American's revenue per available seat mile declined 3.1 percent, driven by a 6.7 percent drop in passenger yield (passenger revenue per passenger mile). "As in the third quarter, low fares were driven by an excess of industry capacity, the continued growth of low cost carriers, and the pricing behavior of distressed competitors," Arpey said. He added that external factors such as these are not an excuse, but rather a reminder that American must sustain its intense focus on reducing costs and increasing revenue wherever and however possible.
     "The issues we are grappling with are not new to us, and in fact, in 2004 we made a lot of headway in addressing them," Arpey said. "The productivity of our people, and of our fleet, is higher than it has ever been. We are running a smarter, more efficient airline than we were a year ago. We have improved our performance relative to the rest of the industry on both the revenue and cost sides of the ledger."
     While these accomplishments were not enough to overcome a difficult environment, they did enable American to finish 2004 with more than $3.4 billion in total cash and short-term investments (including $478 million in restricted cash and short-term investments), Arpey said. American continued to make payments to all of its pension programs in 2004, contributing $461 million to its defined benefit plans. These payments, on top of those made in recent years, have helped improved the funded level of the defined benefit plans from a low of 72 percent in 2002 to about 80 percent at the end of 2004. Since the beginning of 2005, American has contributed a further $42 million to its defined benefit pension programs.
     Arpey said he expects 2005 to be another very difficult year. However, the company does anticipate positive impacts from many initiatives announced or launched in 2004. These include reductions in domestic capacity, additional seats on the airline's MD80, 737, 767 and 777 fleets, several new international routes, a simplified domestic operation and various revenue-producing initiatives.
     Several fleet decisions will be particularly helpful to the company going forward, Arpey said. These include decisions to withdraw from American's fleet in 2005 the equivalent of 15 mainline jet aircraft; to forgo delivery of 18 regional jets for the American Eagle affiliate, and to

                           -- more --
defer the delivery of 54 of 56 mainline jets from Boeing. The arrangement with Boeing allows American to postpone $1.4 billion in capital spending previously planned for 2005 through 2007 and a total of $2.7 billion in capital spending through 2010.
     The workforce reductions American instituted last year, though difficult to make, also will help the company as it works to meet continuing financial challenges in 2005, Arpey said.
The reductions resulted from a combination of factors, including fleet decisions, capacity adjustments and steps to simplify operations. Although the full extent of the reductions is still being determined, Arpey said the total impact currently stands at 3,200 jobs.
     Despite much progress, AMR anticipates a loss during the first quarter of 2005. "This simply means our work is not done," Arpey said. "We must continue to focus on finding creative ways to lower costs, increase revenue and provide our customers with the kind of service they value."

Editor's Note: AMR's Chairman, President and Chief Executive Officer, Gerard Arpey, and its Chief Financial Officer, James Beer, will make a presentation to analysts during a teleconference on Wednesday, Jan. 19, from 2 p.m. to 2:45 p.m. EST. Following the analyst call, they will hold a question-and-answer conference call for media from 3 p.m. to 3:45 p.m. EST. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577 for details.

Statements in this news release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this news release, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, future financing plans and needs, overall economic conditions, plans and objectives for future operations, and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risk factors that could cause actual results to differ materially from our expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: changes in economic, business and financial conditions; the Company's substantial indebtedness; continued high fuel prices and the availability of fuel; further increases in the price of fuel; the impact of events in Iraq; conflicts in the Middle East or elsewhere; the highly competitive business environment faced by the Company, with increasing competition from low cost carriers and financially distressed carriers; historically low fare levels and fare simplification initiatives (both of which could result in a further

                           -- more --
deterioration of the revenue environment); the ability of the Company to reduce its costs further without adversely affecting operational performance and service levels; uncertainties with respect to the Company's international operations; changes in the Company's business strategy; actions by U.S. or foreign government agencies; the possible occurrence of additional terrorist attacks; another outbreak of a disease (such as SARS) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; the availability and terms of future financing;
the ability of the Company to reach acceptable agreements with third parties; and increased insurance costs and potential reductions of available insurance coverage. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Form 10-K for the year ended Dec. 31, 2003.


Detailed financial information follows:





                         AMR CORPORATION
              CONSOLIDATED STATEMENTS OF OPERATIONS
             (in millions, except per share amounts)
                           (Unaudited)

                         Three Months Ended December 31, Percent
                                 2004       2003         Change
Revenues
  Passenger - American Airlines  $3,610   $ 3,589          0.6
            - Regional Affiliates   463       407         13.8
  Cargo                             173       149         16.1
  Other revenues                    295       246         19.9
   Total operating revenues       4,541     4,391          3.4


Expenses
  Wages, salaries and benefits    1,680     1,604          4.7
  Aircraft fuel                   1,188       695         70.9
  Depreciation and amortization     329       350         (6.0)
  Other rentals and landing fees    286       282          1.4
  Commissions, booking fees and
   credit card expense              244       267         (8.6)
  Maintenance, materials and
   repairs                          230       219          5.0
  Aircraft rentals                  151       155         (2.6)
  Food service                      137       151         (9.3)
  Other operating expenses          591       565          4.6
  Special charges                    60       330        (81.8)
    Total operating expenses      4,896     4,618          6.0


Operating Loss                     (355)     (227)        56.4


Other Income (Expense)
  Interest income                    19        14         35.7
  Interest expense                 (223)     (123)        81.3
  Interest capitalized               20        17         17.6
  Miscellaneous - net               152       128         18.8
                                    (32)       36           *

Loss Before Income Taxes           (387)     (191)          *
Income tax benefit **                -        (80)          *
Net Loss                         $ (387)   $ (111)          *

Continued on next page

*     Greater than 100%

** The company did not record a net tax benefit associated with its 2004 or 2003 losses due to the company providing a valuation allowance. However, in 2003, the company reached an agreement with the IRS covering tax years 1990 through 1995 and as a result recorded an $80 million tax benefit to reduce previously accrued income tax liabilities.



                         AMR CORPORATION
        CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
             (in millions, except per share amounts)
                           (Unaudited)

                               Three Months Ended December 31,
                                     2004          2003
Basic and Diluted Loss Per Share  $ (2.40)      $ (0.70)

Number of Shares Used in Computation
  Basic and Diluted                   161           160





    AMR Corporation
    Impact of Fuel Price Variance

     Average fuel price per gallon (cents)
          Three months ended December 31, 2004    147.7
          Three months ended December 31, 2003     88.4
    Change in price (cents)                        59.3
    2004 consumption (gallons, in millions)      x  805
    Impact of fuel price variance (in millions) $   477





    AMR Corporation
    Impact of Fuel Price Variance

     Average fuel price per gallon (cents)
          Twelve months ended December 31, 2004   121.6
          Twelve months ended December 31, 2003    87.7
    Change in price (cents)                        33.9
    2004 consumption (gallons, in millions)     x 3,264
    Impact of fuel price variance (in millions)$  1,106






                         AMR CORPORATION
                      OPERATING STATISTICS
                           (Unaudited)

                                      Three Months Ended
                                         December 31,        Percent
                                        2004       2003       Change
American Airlines, Inc. Mainline Jet
 Operations
    Revenue passenger miles (millions)  31,893    29,592       7.8
    Available seat miles (millions)     42,906    41,348       3.8
    Cargo ton miles (millions)             586       532      10.2
    Passenger load factor                 74.3%     71.6%      2.7 pts.
    Passenger revenue yield per
     passenger mile (cents)              11.32     12.13      (6.7)
    Passenger revenue per available
     seat mile (cents)                    8.41      8.68      (3.1)
    Cargo revenue yield per ton
     mile (cents)                        29.56     27.91       5.9
    Operating expenses per available
     seat mile, excluding Regional
     Affiliates (cents)(1)               10.25     10.25        -
    Special charges per available
     seat mile (cents)                    0.14      0.80     (82.5)
    Fuel consumption (gallons, in
     millions)                             738       732       0.8
    Fuel price per gallon (cents)        147.4      88.1      67.3

Regional Affiliates
    Revenue  passenger miles (millions)  1,928     1,499      28.6
    Available seat miles (millions)      2,877     2,311      24.5
    Passenger load factor                 67.0%     64.9%      2.1 pts.

AMR Corporation
  Average Equivalent Number of Employees
    American Airlines                   77,500    78,900
    Other                               13,200    11,700
         Total                          90,700    90,600

(1) Excludes $561 million and $451 million of expense incurred related to Regional Affiliates in 2004 and 2003, respectively.


                         AMR CORPORATION
              CONSOLIDATED STATEMENTS OF OPERATIONS
             (in millions, except per share amounts)
                           (Unaudited)

                               Twelve Months Ended December 31, Percent
                                      2004          2003        Change
Revenues
  Passenger - American Airlines   $15,021       $ 14,332          4.8
            - Regional Affiliates   1,876          1,519         23.5
  Cargo                               625            558         12.0
  Other revenues                    1,123          1,031          8.9
   Total operating revenues        18,645         17,440          6.9

Expenses
  Wages, salaries and benefits      6,719          7,264         (7.5)
  Aircraft fuel                     3,969          2,772         43.2
  Depreciation and amortization     1,292          1,377         (6.2)
  Other rentals and landing fees    1,187          1,173          1.2
  Commissions, booking fees
   and credit card expense          1,107          1,063          4.1
  Maintenance, materials and
   repairs                            971            860         12.9
  Aircraft rentals                    609            687        (11.4)
  Food service                        558            611         (8.7)
  Other operating expenses          2,366          2,428         (2.6)
  Special charges                      11            407        (97.3)
  U.S. government grant                 -           (358)          *
    Total operating expenses       18,789         18,284          2.8

Operating Loss                       (144)          (844)       (82.9)

Other Income (Expense)
  Interest income                      66             55         20.0
  Interest expense                   (871)          (703)        23.9
  Interest capitalized                 80             71         12.7
  Miscellaneous - net                 108            113         (4.4)
                                     (617)          (464)        33.0

Loss Before Income Taxes             (761)        (1,308)       (41.8)
Income tax benefit **                   -            (80)           *
Net Loss                            $(761)      $ (1,228)       (38.0)

Continued on next page

*     Greater than 100%

** The company did not record a net tax benefit associated with its 2004 or 2003 losses due to the company providing a valuation allowance. However, in 2003, the company reached an agreement with the IRS covering tax years 1990 through 1995 and as a result recorded an $80 million tax benefit to reduce previously accrued income tax liabilities.

                         AMR CORPORATION
        CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
             (in millions, except per share amounts)
                           (Unaudited)

                               Twelve Months Ended December 31,
                                     2004          2003
Basic and Diluted Loss Per Share  $ (4.74)      $ (7.76)

Number of Shares Used in Computation
  Basic and Diluted                   161           158






















                         AMR CORPORATION
                      OPERATING STATISTICS
                           (Unaudited)

                                       Twelve Months Ended
                                           December 31,     Percent
                                         2004        2003    Change
American Airlines, Inc. Mainline Jet
 Operations
    Revenue passenger miles (millions)  130,164    120,328      8.2
    Available seat miles (millions)     174,015    165,209      5.3
    Cargo ton miles (millions)            2,203      2,000     10.2
    Passenger load factor                  74.8%      72.8%     2.0 pts.
    Passenger revenue yield per
     passenger mile (cents)               11.54      11.91     (3.1)
    Passenger revenue per available
     seat mile (cents)                     8.63       8.67     (0.5)
    Cargo revenue yield per
     ton mile (cents)                     28.36      27.87      1.8
    Operating expenses per available
     seat mile, excluding Regional
     Affiliates (cents)(1)                 9.73      10.15     (4.1)
    Special charges and U.S. government
     grant per available seat mile (cents) 0.01       0.05    (80.0)
    Fuel consumption (gallons, in
     millions)                            3,014      2,956      2.0
    Fuel price per gallon (cents)         121.2       87.5     38.5

Regional Affiliates
    Revenue passenger miles (millions)    7,283      5,516     32.0
    Available seat miles (millions)      10,835      8,597     26.0
    Passenger load factor                  67.2%      64.2%     3.0 pts.

(1) Excludes $2,104 million and $1,757 million of expense incurred related to Regional Affiliates in 2004 and 2003, respectively.



                     AMERICAN AIRLINES, INC.
              CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in millions) (Unaudited)

                            Three Months Ended December 31, Percent
                                   2004         2003        Change
Revenues
  Passenger - American Airlines   $3,610       $3,589         0.6
            - Regional Affiliates    463          407        13.8
  Cargo                              173          149        16.1
  Other revenues                     285          238        19.7
   Total operating revenues        4,531        4,383         3.4


Expenses
  Wages, salaries and benefits     1,554        1,496         3.9
  Aircraft fuel                    1,088          645        68.7
  Regional carrier payments          504          401        25.7
  Depreciation and amortization      286          309        (7.4)
  Other rentals and landing fees     255          262        (2.7)
  Commissions, booking fees
   and credit card expense           244          268        (9.0)
  Maintenance, materials and
   repairs                           190          179         6.1
  Aircraft rentals                   145          151        (4.0)
  Food service                       135          150       (10.0)
  Other operating expenses           497          498        (0.2)
  Special charges                     59          330       (82.1)
    Total operating expenses       4,957        4,689         5.7


Operating Loss                      (426)        (306)       39.2


Other Income (Expense)
  Interest income                     19           14        35.7
  Interest expense                  (165)         (74)         *
  Interest capitalized                21           16        31.3
  Related party interest - net        (1)           -          *
  Miscellaneous - net                151          130        16.2
                                      25           86       (70.9)

Loss Before Income Taxes            (401)        (220)       82.3
Income tax benefit **                  -          (91)         *
Net Loss                           $(401)       $(129)         *


*     Greater than 100%

** The company did not record a net tax benefit associated with its 2004 or 2003 losses due to the company providing a valuation allowance. However, in 2003, the company reached an agreement with the IRS covering tax years 1990 through 1995 and as a result recorded a $91 million tax benefit to reduce previously accrued income tax liabilities.


                     AMERICAN AIRLINES, INC.
              CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in millions) (Unaudited)

                               Twelve Months Ended December 31,  Percent
                                      2004        2003           Change
Revenues
  Passenger - American Airlines     $15,021     $14,332             4.8
            - Regional Affiliates     1,876       1,519            23.5
  Cargo                                 625         558            12.0
  Other revenues                      1,086         994             9.3
   Total operating revenues          18,608      17,403             6.9

Expenses
  Wages, salaries and benefits        6,224       6,831            (8.9)
  Aircraft fuel                       3,653       2,586            41.3
  Regional payments                   1,869       1,550            20.6
  Depreciation and amortization       1,124       1,213            (7.3)
  Other rentals and landing fees      1,066       1,084            (1.7)
  Commissions, booking fees
   and credit card expense            1,107       1,064             4.0
  Maintenance, materials and
   repairs                              821         714            15.0
  Aircraft rentals                      588         666           (11.7)
  Food service                          552         606            (8.9)
  Other operating expenses            2,015       2,126            (5.2)
  Special charges                        10         407           (97.5)
  U.S. government grant                   -        (315)             *
    Total operating expenses         19,029      18,532             2.7

Operating Loss                         (421)     (1,129)          (62.7)


Other Income (Expense)
  Interest income                        64          54            18.5
  Interest expense                     (650)       (524)           24.0
  Interest capitalized                   77          66            16.7
  Related party interest - net           (2)          7              *
  Miscellaneous - net                   111         117            (5.1)
                                       (400)       (280)           42.9

Loss Before Income Taxes               (821)     (1,409)          (41.7)
Income tax benefit **                     -         (91)             *
Net Loss                              $(821)   $ (1,318)          (37.7)


*     Greater than 100%

** The company did not record a net tax benefit associated with its 2004 or 2003 losses due to the company providing a valuation allowance. However, in 2003, the company reached an agreement with the IRS covering tax years 1990 through 1995 and as a result recorded a $91 million tax benefit to reduce previously accrued income tax liabilities.

                               ###
Current AMR Corp. news releases can be accessed via the Internet.
                The address is http://www.aa.com